NeoPhotonics Reports Third Quarter 2020 Financial Results

•	Revenue of $102.4 million for the quarter, up 11% year-over-year

•	Three customers greater than 10% of revenue

•	Generated $15.0 million of cash from operations

SAN JOSE, California - November 2, 2020 - NeoPhotonics Corporation (NYSE: NPTN), a leading developer of silicon photonics and advanced hybrid photonic integrated circuit-based lasers, modules and subsystems for bandwidth-intensive, high speed communications networks, today announced financial results for its third quarter ended September 30, 2020.
“We are pleased to report another strong, non-GAAP profitable quarter, driven by our highest speed products. We took decisive actions to better align our capacity and production infrastructure with expected demand levels without relying on future revenue contributions from Huawei, resulting in a restructuring charge of approximately $9.4 million in this quarter. Excluding Huawei, our products for 400G and above applications grew 91% year to date, and were 44% of Q3 revenue,” said Tim Jenks, NeoPhotonics CEO. “Going forward we believe we will rapidly grow the business excluding Huawei by supporting the highest speed over distance solutions at 400G and above for telecom equipment providers, and expand our business by ramping our 400ZR and 400ZR+ coherent modules to Cloud and hyper-scale customers starting in 2021,” concluded Mr. Jenks.

Third Quarter Summary

•	Revenue was $102.4 million, down 1% sequentially and up 11% year-over-year

•	Gross margin was 23.8%, down from 32.5% in the prior quarter and from 28.4% in the prior year, including actions to align the Company’s cost structure

•	Non-GAAP gross margin was 33.6%, up from 33.2% in the prior quarter and up from 29.0% in the prior year

•	Diluted net loss per share was $0.10, in comparison to net income per share of $0.11 in the prior quarter and to $0.05 in the same period last year

•	Non-GAAP diluted net income per share was $0.11, in comparison to $0.16 in the prior quarter and to $0.11 in the same period last year

•	Cash generated from operations was $15.0 million, up from $9.6 million in the prior quarter and up from $9.0 million in the same period last year

•	Adjusted EBITDA was $13.1 million, in comparison to $16.9 million in the prior quarter and to $14.2 million in the same period last year.

Non-GAAP results in the third quarter of 2020 exclude $2.8 million of stock-based compensation expense, $9.4 million of restructuring and other related charges and $0.3 million of amortization of acquisition-related intangibles and other costs. A reconciliation of the non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release.
As of September 30, 2020, cash and cash equivalents, short-term investments and restricted cash, together totaled $123 million, up $10 million compared to June 30, 2020.

Outlook for the Quarter Ending December 31, 2020

	GAAP	Non-GAAP
Revenue	$64 to $70 million
Gross Margin	20% to 24%	22% to 26%
Operating Expenses	$24.5 to $25.5 million	$24 to $25 million
Earnings per share	$0.26 loss to $0.16 loss	$0.23 loss to $0.13 loss
The fourth quarter EPS outlook includes revenue without contribution from Huawei and therefore expectation of higher underutilization charges and lower gross margin. Operating expenses increase on investment in 400ZR development to drive business growth.
The non-GAAP outlook for the fourth quarter of 2020 excludes the expected impact of stock-based compensation expense of approximately $3.4 million, of which $0.7 million is estimated for cost of goods sold, $2.9 million of gain on legal settlement, $0.7 million of restructuring and other related charges and the impact of expected amortization of acquisition-related intangibles and other costs of approximately $0.3 million.

Non-GAAP and Adjusted EBITDA Measures vs. GAAP Financial Measures
The Company’s non-GAAP and adjusted EBITDA measures exclude certain GAAP financial measures. A reconciliation of the non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. These non-GAAP financial measures differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. NeoPhotonics believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Conference Call
The Company will host a conference call today, Monday, November 2, 2020 at 4:30 PM Eastern Time (1:30 PM Pacific Time). The call will be available, live, to interested parties by dialing 866-248-8441. For international callers, please dial +1-929-477-0577. The Conference ID number is 2900063. Please dial into the conference call 5-10 minutes prior to the scheduled start time.
A live webcast will be available in the Investor Relations section of NeoPhotonics’ website at: http://ir.neophotonics.com/phoenix.zhtml?c=236218&p=irol-calendar.
A replay of the webcast will be available in the Investor Relations section of the Company’s website approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About NeoPhotonics
NeoPhotonics is a leading developer and manufacturer of lasers and optoelectronic solutions that transmit, receive and switch high-speed digital optical signals for Cloud and hyper-scale data center internet content provider and telecom networks. The Company’s products enable cost-effective, high-speed over distance data transmission and efficient allocation of bandwidth in optical networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2015 certified engineering and manufacturing facilities in Silicon Valley (USA), Japan and China. For additional information visit www.neophotonics.com.

Legal Notice Regarding Forward-Looking Statements
This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements about the following topics: future financial results, demand for the Company’s high-speed products, growth in the Company’s data center business, and the Company’s market position. Forward-looking statements are subject to certain risks and uncertainties that could cause the actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: the Company’s reliance on a small number of customers for a substantial portion of its revenues;; the Company’s need to qualify its products and achieve market acceptance in the cloud and data center markets; potential impacts of the Covid-19 pandemic; possible reduction in or volatility of customer orders or delays in shipments of products to customers; potential governmental trade actions; possible disruptions in the supply chain or in demand for the Company’s products due to industry developments; the ability of the Company's vendors and subcontractors to supply or manufacture the Company's products in a timely manner; ability of the Company to meet customer demand; volatility in utilization of manufacturing operations and manufacturing costs; reductions in the Company’s rate of new design wins and qualifications, and/or the rate at which design wins and qualifications go into production, and the rate of customer acceptance of new product introductions; potential pricing pressure that may arise from changing supply or demand conditions in the industry; changes in demand for the Company's products; the impact of competitive products and pricing and alternative technological advances; the accuracy of estimates used to prepare the Company's financial statements and forecasts; the timely and successful development and market acceptance of new products and upgrades to existing products; the difficulty of predicting future cash needs; changes in economic and industry projections; and a decline in general conditions in the telecommunications equipment industry or the world economy generally. For further discussion of these risks and uncertainties, please refer to the documents the Company files with the SEC from time to time, including the Company's Annual Report on Form 10-K/A for the year ended December 31, 2019. All forward-looking statements are made as of the date of this press release, and the Company disclaims any duty to update such statements.

NeoPhotonics Corporation
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	As of
	Sep. 30, 2020	Dec. 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$83,619	$70,467
Short-term investments	27,667	7,638
Restricted cash	11,655	10,972
Accounts receivable, net	60,148	68,890
Inventories	46,989	46,930
Prepaid expenses and other current assets	27,507	25,851
Total current assets	257,585	230,748
Property, plant and equipment, net	67,729	81,133
Operating lease right-of-use assets	14,297	15,603
Purchased intangible assets, net	1,618	2,151
Goodwill	1,115	1,115
Other long-term assets	3,904	3,929
Total assets	$346,248	$334,679

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$54,822	$58,554
Current portion of long-term debt	3,153	3,044
Accrued and other current liabilities	51,049	47,481
Total current liabilities	109,024	109,079
Long-term debt, net of current portion	31,799	39,237
Operating lease liabilities, noncurrent	15,039	16,543
Other noncurrent liabilities	8,868	9,614
Total liabilities	164,730	174,473

Stockholders’ equity:
Common stock	125	121
Additional paid-in capital	592,875	582,504
Accumulated other comprehensive loss	(4,063)	(7,871)
Accumulated deficit	(407,419)	(414,548)
Total stockholders’ equity	181,518	160,206
Total liabilities and stockholders’ equity	$346,248	$334,679

NeoPhotonics Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended			Nine Months Ended
	Sep. 30, 2020	Jun. 30, 2020	Sep. 30, 2019	Sep. 30, 2020	Sep. 30, 2019
Revenue	$102,398	$103,171	$92,392	$302,970	$253,448
Cost of goods sold (1)	77,994	69,669	66,193	215,338	195,837
Gross profit	24,404	33,502	26,199	87,632	57,611
Gross margin	23.8%	32.5%	28.4%	28.9%	22.7%
Operating expenses:
Research and development (1)	15,276	13,689	13,688	40,849	42,164
Sales and marketing (1)	3,692	4,279	3,832	11,630	12,058
General and administrative (1)	7,758	8,803	7,403	23,350	22,330
Amortization of purchased intangible assets	—	—	—	—	119
Asset sale related costs	87	120	12	219	388
Restructuring charges	141	—	3	141	261
Gain on asset sale	—	—	—	—	(817)
Total operating expenses	26,954	26,891	24,938	76,189	76,503
Income (loss) from operations	(2,550)	6,611	1,261	11,443	(18,892)
Interest income	21	22	95	141	293
Interest expense	(263)	(301)	(483)	(942)	(1,472)
Other income (expense), net	(3,317)	(195)	2,960	(2,314)	2,452
Total interest and other income (expense), net	(3,559)	(474)	2,572	(3,115)	1,273
Income (loss) before income taxes	(6,109)	6,137	3,833	8,328	(17,619)
Income tax (provision) benefit	1,206	(412)	(1,561)	(1,199)	(1,526)
Net income (loss)	$(4,903)	$5,725	$2,272	$7,129	$(19,145)
Basic net income (loss) per share	$(0.10)	$0.12	$0.05	$0.14	$(0.41)
Diluted net income (loss) per share	$(0.10)	$0.11	$0.05	$0.14	$(0.41)
Weighted average shares used to compute basic net income (loss) per share	49,936	49,077	47,666	49,212	46,949
Weighted average shares used to compute diluted net income (loss) per share	49,936	51,661	48,615	51,411	46,949

(1) Includes stock-based compensation expense as follows for the periods presented:
Cost of goods sold	$607	$621	$441	$1,765	$1,651
Research and development	748	999	715	2,505	2,383
Sales and marketing	565	738	575	1,833	1,852
General and administrative	853	1,429	1,220	2,975	3,408
Total stock-based compensation expense	$2,773	$3,787	$2,951	$9,078	$9,294

NeoPhotonics Corporation
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended			Nine Months Ended
	Sep. 30, 2020	Jun. 30, 2020	Sep. 30, 2019	Sep. 30, 2020	Sep. 30, 2019
NON-GAAP GROSS PROFIT:
GAAP gross profit	$24,404	$33,502	$26,199	$87,632	$57,611
Stock-based compensation expense	607	621	441	1,765	1,651
Amortization of purchased intangible assets	184	184	185	552	553
Depreciation of acquisition-related fixed asset step-up	(8)	(8)	(66)	(28)	(198)
End-of-life related inventory write-down	4,435	—	—	4,435	3,553
Accelerated depreciation	4,120	—	—	4,120	2,265
Restructuring charges	706	—	—	706	—
Non-GAAP gross profit	$34,448	$34,299	$26,759	$99,182	$65,435
Non-GAAP gross margin as a % of revenue	33.6%	33.2%	29.0%	32.7%	25.8%

NON-GAAP TOTAL OPERATING EXPENSES:
GAAP total operating expenses	$26,954	$26,891	$24,938	$76,189	$76,503
Stock-based compensation expense	(2,166)	(3,166)	(2,510)	(7,313)	(7,643)
Amortization of purchased intangible assets	—	—	—	—	(119)
Depreciation of acquisition-related fixed asset step-up	(28)	(28)	(66)	(85)	(199)
Asset sale related costs	(87)	(120)	(12)	(219)	(388)
Restructuring charges	(141)	—	(3)	(141)	(261)
Gain on asset sale	—	—	—	—	817
Non-GAAP total operating expenses	$24,532	$23,577	$22,347	$68,431	$68,710
Non-GAAP total operating expenses as a % of revenue	24.0%	22.9%	24.2%	22.6%	27.1%

NON-GAAP OPERATING INCOME (LOSS):
GAAP income (loss) from operations	$(2,550)	$6,611	$1,261	$11,443	$(18,892)
Stock-based compensation expense	2,773	3,787	2,951	9,078	9,294
Amortization of purchased intangible assets	184	184	185	552	672
Depreciation of acquisition-related fixed asset step-up	20	20	—	57	1
Asset sale related costs	87	120	12	219	388
End-of-life related inventory write-down	4,435	—	—	4,435	3,553
Accelerated depreciation	4,120	—	—	4,120	2,265
Restructuring charges	847	—	3	847	261
Gain on asset sale	—	—	—	—	(817)
Non-GAAP income (loss) from operations	$9,916	$10,722	$4,412	$30,751	$(3,275)
Non-GAAP operating margin as a % of revenue	9.7%	10.4%	4.8%	10.1%	(1.3)%

NeoPhotonics Corporation
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited) (Continued)
(In thousands, except percentages and per share data)

	Three Months Ended			Nine Months Ended
	Sep. 30, 2020	Jun. 30, 2020	Sep. 30, 2019	Sep. 30, 2020	Sep. 30, 2019
NON-GAAP NET INCOME (LOSS):
GAAP net income (loss)	$(4,903)	$5,725	$2,272	$7,129	$(19,145)
Stock-based compensation expense	2,773	3,787	2,951	9,078	9,294
Amortization of purchased intangible assets	184	184	185	552	672
Depreciation of acquisition-related fixed asset step-up	20	20	—	57	1
Asset sale related costs	87	120	12	219	388
End-of-life related inventory write-down	4,435	—	—	4,435	3,553
Accelerated depreciation	4,120	—	—	4,120	2,265
Restructuring charges	847	—	3	847	261
Gain on asset sale	—	—	—	—	(817)
Income tax effect of Non-GAAP adjustments	(1,327)	(1,160)	(14)	(2,461)	(1,286)
Non-GAAP net income (loss)	$6,236	$8,676	$5,409	$23,976	$(4,814)
Non-GAAP net income (loss) as a % of revenue	6.1%	8.4%	5.9%	7.9%	(1.9)%

ADJUSTED EBITDA:
GAAP net income (loss)	$(4,903)	$5,725	$2,272	$7,129	$(19,145)
Stock-based compensation expense	2,773	3,787	2,951	9,078	9,294
Amortization of purchased intangible assets	184	184	185	552	672
Depreciation of acquisition-related fixed asset step-up	20	20	—	57	1
Asset sale related costs	87	120	12	219	388
End-of-life related inventory write-down	4,435	—	—	4,435	3,553
Accelerated depreciation	4,120	—	—	4,120	2,265
Restructuring charges	847	—	3	847	261
Gain on asset sale	—	—	—	—	(817)
Interest expense, net	242	279	388	801	1,179
Income tax provision (benefit)	(1,206)	412	1,561	1,199	1,526
Depreciation expense	6,479	6,414	6,829	19,366	21,018
Adjusted EBITDA	$13,078	$16,941	$14,201	$47,803	$20,195
Adjusted EBITDA as a % of revenue	12.8%	16.4%	15.4%	15.8%	8.0%

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE:
GAAP basic net income (loss) per share	$(0.10)	$0.12	$0.05	$0.14	$(0.41)
GAAP diluted net income (loss) per share	$(0.10)	$0.11	$0.05	$0.14	$(0.41)
Non-GAAP basic net income (loss) per share	$0.12	$0.18	$0.11	$0.49	$(0.10)
Non-GAAP diluted net income (loss) per share	$0.11	$0.16	$0.11	$0.45	$(0.10)

SHARES USED TO COMPUTE GAAP AND NON-GAAP BASIC NET INCOME (LOSS) PER SHARE	49,936	49,077	47,666	49,212	46,949
SHARES USED TO COMPUTE GAAP DILUTED NET INCOME (LOSS) PER SHARE	49,936	51,661	48,615	51,411	46,949
SHARES USED TO COMPUTE NON-GAAP DILUTED NET INCOME (LOSS) PER SHARE	54,385	54,303	50,051	53,730	46,949

©2020 NeoPhotonics Corporation. All rights reserved. NeoPhotonics and the red dot logo are trademarks of NeoPhotonics Corporation. All other marks are the property of their respective owners.
Contacts
NeoPhotonics Corporation
Beth Eby, Chief Financial Officer
+1-408-895-6086
ir@neophotonics.com

Sapphire Investor Relations, LLC
Erica Mannion, Investor Relations
+1-617-542-6180
ir@neophotonics.com